Exhibit 99.3

ADDENDUM TO THE REVOLVING LOAN

FACILITY AGREEMENT DATED AS OF 23 JANUARY, 2008 BETWEEN

ENDEAVOUR INTERNATIONAL HOLDING B.V. AND

ENDEAVOUR ENERGY LUXEMBOURG S.à.r.l.

Whereas, Endeavour International Holding B. V. and Endeavour Energy Luxembourg S à.r.l. desire to amend the terms of the Revolving Loan Facility Agreement dated as of 23rd January 2008 (the “Agreement”);

Now hereby it is agreed to amend the Agreement effective the 1st of January 2014 as follows

Article 1 (THE FACILITY)

“The Maturity Date of the Facility will be the 31st day of December 2013.”

Shall be deleted and replaced with:

“The Maturity Date of the Facility will be the 24th day of January 2016.”

Except as expressly amended above by this Addendum, the other terms and conditions of the Agreement (as previously amended) remain in full force and effect.

Addendum

For and on behalf of

Endeavour International Holding B.V.,

A Netherlands Corporation

/s/ Frank Lucassen
By:	Frank Lucassen
Title:	Managing Director

/s/ Andrew J. Sheu
By:	Andrew J. Sheu
Title:	Managing Director

For and on behalf of

Endeavour Energy Luxembourg S.à.r.l.,

A Luxembourg Corporation

/s/ Andrew J. Sheu
By:	Andrew J. Sheu
Title:	Category A Manager

/s/ Onno Bouwmeister
By:	Onno Bouwmeister
Title:	Category B Manager

SECOND AMENDMENT TO THE SIDE LETTER AGREEMENT

DATED AS OF 23 JANUARY, 2008 BETWEEN

ENDEAVOUR INTERNATIONAL HOLDING B.V. AND

ENDEAVOUR ENERGY LUXEMBOURG S.à.r.l.

Whereas, Endeavour International Holding B. V. (“EIHBV”) and Endeavour Energy Luxembourg S.à.r.l. (“EEL”) desire to amend the terms of the Side Letter Agreement dated as of 23rd January 2008 (the “Agreement”);

With effect from 1st of January 2014, the Agreement shall be amended as follows:

The third section of the Agreement beginning with “NOW THEREFORE IT IS HEREBY AGREED as follows:” is deleted in full and replaced with the following new section:

NOW THEREFORE IT IS HEREBY AGREED as follows:

1)	Terms defined in the Trust Deed dated 24 January 2008 between Endeavour Energy Luxembourg S.à.r.l., as Issuer, Endeavour International Corporation, as Guarantor, and Smedvig QIF PLC, as Bondholder, relating to US $40,000,000 11.5 per cent. Guaranteed Convertible Bonds due 2014, including the amendments to certain terms and conditions of the Bonds as set out in the Amendment Deed dated 11 March 2011, have the same meaning in this agreement unless given a different meaning.

2)	Subject as provided herein, the US $40,000,000 loan provided by EEL to EIHBV shall bear interest from 23rd January 2008 to 31st March 2014 at the rate of 11.59 per cent per annum calculated by reference to the US $40,000,000 loan amount thereof and such interest will be capitalized by adding to the Outstanding Principal Amount from time to time of the Bonds quarterly in arrear on 31 March, 30 June, 30 September and 31 December in each year (each an “Interest Capitalisation Date”), commencing on the Interest Capitalisation Date falling on 31 March 2008 (the “First Capitalisation Date”).

3)	Beginning with the Interest Period commencing on 31 March 2014, the Bonds shall bear interest at the rate of 7.59 per cent, per annum calculated by reference to the principal amount thereof and which will be capitalized by adding to the Outstanding Principal Amount from time to time of the Bonds quarterly in arrear on each Interest Capitalisation Date, commencing on the Interest Capitalisation Date falling on 30 June 2014.

Where interest is required to be calculated for any period which is not an Interest Period it will be calculated on the basis of a 360 day year consisting of 12 months of 30 days each, and in the case of an incomplete month, the number of days elapsed. All references in these Conditions to principal shall include interest which has been capitalized. The attached schedule reflects the amount of interest expense per quarter as calculated in accordance with this section.

4)	Notwithstanding the provisions of the previous paragraph, the loan may cease to bear interest if the US $40,000,000 11.5 per cent. Guaranteed Convertible Bonds due 2014 ceases to bear interest pursuant to Sections 6.1 and 6.2 in the Trust Deed.

Except as expressly amended above by this Addendum, the other terms and conditions of the Agreement (as previously amended) remain in full force and effect.

For and on behalf of

Endeavour International Holding B.V.,

A Netherlands Corporation

/s/ Andrew J. Sheu
By:	Andrew J. Sheu
Title:	Managing Director

/s/ Frank Lucassen
By:	Frank J. J. Lucassen
Title:	Managing Director

For and on behalf of

Endeavour Energy Luxembourg S.à.r.l.,

A Luxembourg Corporation

/s/ Andrew J. Sheu
By:	Andrew J. Sheu
Title:	Category A Manager

/s/ Onno Bouwmeister
By:	Onno Bouwmeister
Title:	Category B Manager

$40 Million Loan to EIHBV
Interest Capitalization

Annual Interest Rate:	11.59%	Beginning Loan Amount:	40,000,000

Amended Interest Rate, Effective March 31, 2014	7.59%

Period	Bond Balance	Capitalized Amount	Bond After Capitalization	Interest Expense	Luxembourg Taxable Spread	Notes:
31-Mar-08	40,000,000	862,811	40,862,811		6,700	Jan 25 - Mar 31, 2008 = 67 days / 360 days
30-Jun-08	40,862,811	1,184,000	42,046,811		9,387
30-Sep-08	42,046,811	1,218,306	43,265,117		9,923
31-Dec-08	43,265,117	1,253,607	44,518,724	4,518,724	10,482	36,492

31-Mar-09	44,518,724	1,289,930	45,808,654		11,066
30-Jun-09	45,808,654	1,327,306	47,135,960		11,674
30-Sep-09	47,135,960	1,365,764	48,501,724		12,309
31-Dec-09	48,501,724	1,405,337	49,907,062	5,388,338	12,970	48,018

31-Mar-10	49,907,062	1,446,057	51,353,119		13,659
30-Jun-10	51,353,119	1,487,957	52,841,076		14,377
30-Sep-10	52,841,076	1,531,070	54,372,146		15,125
31-Dec-10	54,372,146	1,575,433	55,947,579	6,040,517	15,904	59,065

31-Mar-11	55,947,579	1,621,081	57,568,660		16,716
30-Jun-11	57,568,660	1,668,052	59,236,712		17,561
30-Sep-11	59,236,712	1,716,384	60,953,095		18,442
31-Dec-11	60,953,095	1,766,116	62,719,211	6,771,633	19,358	72,077

31-Mar-12	62,719,211	1,817,289	64,536,501		20,312
30-Jun-12	64,536,501	1,869,945	66,406,446		21,305
30-Sep-12	66,406,446	1,924,127	68,330,572		22,338
31-Dec-12	68,330,572	1,979,878	70,310,451	7,591,239	23,413	87,367

31-Mar-13	70,310,451	2,037,245	72,347,696		24,532
30-Jun-13	72,347,696	2,096,274	74,443,971		25,695
30-Sep-13	74,443,971	2,157,014	76,600,985		26,906
31-Dec-13	76,600,985	2,219,514	78,820,498	8,510,047	28,165	105,297

31-Mar-14	78,820,498	2,283,824	81,104,322		29,474
30-Jun-14	81,104,322	1,538,955	82,643,277		26,457
30-Sep-14	82,643,277	1,568,156	84,211,433		27,299
31-Dec-14	84,211,433	1,597,912	85,809,345	6,988,847	28,164	111,394

31-Mar-15	85,809,345	1,628,232	87,437,577		29,052
30-Jun-15	87,437,577	1,659,128	89,096,705		29,963
30-Sep-15	89,096,705	1,690,610	90,787,315		30,898
31-Dec-15	90,787,315	1,722,689	92,510,004	6,700,660	31,858	121,770

24-Jan-16	92,510,004	468,101	92,978,105	468,101	8,758
			(600,000)

			92,378,105